Exhibit 99.1 Associated Banc-Corp Investor Presentation JUNE 2020 DePere Office (Green Bay MSA) – Opened February 2019 UPDATE

FORWARD-LOOKING STATEMENTS Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. These forward-looking statements include: management plans relating to the proposed divestiture of Associated Benefits and Risk Consulting (“proposed transaction”); the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction; the ability to obtain any required regulatory approvals; any statements of the plans and objectives of management for future operations, products or services; any statements of expectation or belief; projections related to certain financial results or other benefits of the proposed transaction; and any statements of assumptions underlying any of the foregoing. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings, and such factors are incorporated herein by reference. Additional factors which may cause actual results of the proposed transaction to differ materially from those contained in forward-looking statements are the possibility that expected benefits of the proposed transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; the proposed transaction may not be timely completed, if at all; that required regulatory approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of shareholders, customers, employees or other constituents to the proposed transaction; and diversion of management time on acquisition-related matters. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. 1

OUR FRANCHISE First Quarter 20201 Highlights and Accomplishments $34 billion of assets $24 billion of loans . Largest bank headquartered in Wisconsin4 $4 billion of equity $26 billion of deposits . Over 4,6005 employees, servicing 1.3 million customer accounts in 8 states and over 120 communities1 April 2020 End of Period Deposit Location3 2 Loan Composition . Wisconsin’s #1 Mortgage Lender6 Commercial Real Estate Illinois 22% 24% Affinity Programs Commercial and Minnesota of checking Business 7% Consumer Lending Wisconsin ~40% accounts are 36% 41% 69% affinity related7 1 As of March 31, 2020. 2 Excludes loans held for sale. 3 FDIC Summary of Deposits data as of June 30, 2019. 4 Based on assets, as of March 31, 2020. 5 Includes approximately 400 employees of Associated Benefits and Risk Consulting. 6 The Wisconsin’s #1 Mortgage Lender designation is based on originated, closed-end mortgage loan count, gathered from the Home Mortgage Disclosure Act data compiled annually by the Consumer Financial Protection Bureau. The results of the data were obtained through the Consumer Financial Protection Bureau Mortgage Database (HMDA), August 2019. 2 7 Affinity checking accounts as a percentage of total checking accounts, as of March 31,2020.

COVID-19 RESPONSE1 Associated continues to support its Customers, Colleagues and Communities during these challenging times ▪ Funded over 7,100 loans totaling over $1 billion as part of the Paycheck Protection Program ▪ Consumers: suspended certain transaction and late fees; initiated consumer and mortgage loan payment deferral and credit card payment relief programs; suspended foreclosures and Customers repossessions ▪ Small Businesses: initiated loan payment deferral and credit card payment relief programs; suspended certain loan late fees ▪ Associated was one of the first banks to transition to primarily online, mobile and drive-through service with its lobbies available by appointment only; suspended operations at 29 branches without drive-throughs ▪ About 3,200 colleagues (~68% of workforce) working from home Colleagues ▪ Associated is continuing to pay colleagues whose work is affected by changes to its services and is offering bonus payments to employees whose work requires them to be in company facilities ▪ The company has also expanded its leave policies to accommodate personal or family health circumstances caused by COVID-19 ▪ Donated $150,000 to local United Way chapters in Wisconsin, Illinois and Minnesota to fund community-based programs ▪ A commitment of $50,000 each to the Give to MKE Responds Fund, the Chicago Community Communities COVID-19 Response Fund and the Minnesota Disaster Recovery Fund (MDRF) to assist with housing and small business relief efforts Continued mid single digit loan grow across the portfolio 1 As of 5/31/2020. 3

LOAN TRENDS Continued mid-single digit loan growth across the portfolio Average Quarterly Loans Average Loan Growth (4Q19 to 1Q20) ($ in billions) 2016 – 2020 ($ in millions) CAGR $23.1 $23.3 $22.1 Residential mortgage $237 $20.1 Power & utilities $133 $18.9 $8.4 $7.3 $8.4 4% General commercial $107 $7.2 Total $7.1 REIT $85 commercial & business loans: CRE construction $83 $5.4 $5.1 $5.3 4% +$172 million (+2%) $5.0 CRE investor $51 $4.5 Home equity & other $(18) consumer $8.1 $8.4 $8.4 9% $5.9 $6.6 $(72) Oil & gas $(82) Mortgage warehouse $1.4 $1.3 $1.3 $1.2 $1.2 1Q 2016 1Q 2017 1Q 2018 1Q 2019 1Q 2020 Commercial & business Commercial real estate Residential mortgage Home equity & other consumer lending 4

LOAN PORTFOLIO TRENDS Customer draws during March led to a significant uptick in balances at the end of the quarter EOP Loan Change1 4Q19 to 1Q20 Loan Change1 from 3/31/20 to 5/31/20 ($ in millions) ($ in millions) General commercial $627 PPP2 $998 Mortgage warehouse $325 CRE investor $132 CRE construction $64 CRE investor $244 Power & utilities $27 $198 REIT Total commercial & business loans: $(9) Oil & gas CRE construction $124 +$1.2 billion (+14%) $(16) Mortgage warehouse Power & utilities $50 $(25) REIT $(5) Residential mortgage Home equity & other $(43) consumer $(12) Home equity & other consumer $(172) Residential mortgage $(23) Oil & gas $(316) General commercial 1 Excludes loans held for sale. 2 Net of any repaid balances. 5

COMMERCIAL LOAN MANAGEMENT1 We continue to de-risk our oil & gas portfolio while growing power & utilities and commercial real estate Oil & Gas Loans Power & Utilities Loans Commercial Real Estate ($ in billions) ($ in billions) ($ in billions) $1.6 $1.5 $0.8 $1.4 $1.4 $7.6 $1.3 $1.3 $7.0 $7.1 $7.2 $0.7 $0.7 $6.7 $6.7 $0.6 $0.5 $0.5 $5.6 $5.1 $5.1 $5.2 $5.2 $5.2 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 CRE unfunded commitments CRE total outstanding balance 1 All values as of period end. 6

TOTAL LOANS OUTSTANDING BALANCES AS OF MARCH 31, 2020 Well diversified $24.4 billion loan portfolio ($ in millions) % of Total % of Total 03/31/20201 Loans 03/31/20201 Loans C&BL (by NAICS2) CRE (by property type code) Wholesale/Manufacturing $ 1,820 7.5% Multi-Family $ 1,785 7.3% Power & Utilities 1 ,588 6.5% Office/Mixed 1,162 4.8% Real Estate (includes REITs) 1 ,389 5.7% Retail 971 4.0% Finance and Insurance 1 ,286 5.3% Industrial 820 3.4% Mining3 528 2.2% Single Family Construction 373 1.5% Retail Trade 396 1.6% Hotel/Motel 210 0.9% Health Care and Social Assistance4 358 1.5% Land 104 0.4% Construction 291 1.2% Farm Land 20 0.1% Professional, Scientific, and Tech. Serv. 291 1.2% Mobile Home Parks 10 0.0% Rental and Leasing Services 252 1.0% Other 128 0.5% Transportation and Warehousing 187 0.8% Total CRE $ 5,583 22.9% Waste Management 159 0.7% Accommodation and Food Services 140 0.6% Consumer Information 131 0.5% Residential Mortgage $ 8,132 33.4% Financial Investments & Related Activities 104 0.4% Home Equity 845 3.5% Management of Companies & Enterprises 89 0.4% Student Loans 130 0.5% Arts, Entertainment, and Recreation 88 0.4% Credit Cards 113 0.5% Educational Services 59 0.2% Other Consumer 104 0.4% Public Administration 20 0.1% Total Consumer $ 9,324 38.3% Agriculture, Forestry, Fishing and Hunting 8 0.0% Other 275 1.1% Total C&BL $ 9,459 38.8% Total Loans $ 24,366 100% 1 All values as of period end. 2 North American Industry Classification System. 3 Includes $466 million of oil and gas loans and one $27 million fracking sand mining company. 4 Includes $32 million of assisted living and continued care retirement communities. 7

KEY COMMERCIAL LOAN EXPOSURES[1]

Key commercial loan exposures are spread across multiple industries without large concentrations

($ in millions)

	C&BL	Utilization	CRE	Utilization	Total	% of total loans
Retailers/Shopping Centers[2]						
Retailers	$ 149.7	81%	$ 527.5	91%	$ 677.2	2.78%
Retail REITs	303.9	67%	148.7	100%	452.6	1.86%
Subtotal	453.6	71%	676.1	93%	1,129.8	4.64%
Oil & Gas						
Texas E&P[3]	231.2	65%	-	-	231.2	0.95%
Other E&P	235.1	70%	-	-	235.1	0.97%
Subtotal	466.4	68%	-	-	466.4	1.91%
Hotels, Amusement & Related						
Hotels	1.3	98%	210.1	72%	211.4	0.87%
Parking Lots and Garages	23.2	76%	69.5	87%	92.7	0.38%
Casinos	30.7	100%	-	-	30.7	0.13%
Recreation & Entertainment	25.0	52%	7.4	99%	32.4	0.13%
Movie Theaters	22.6	99%	-	-	22.6	0.09%
Subtotal	102.8	77%	287.0	75%	389.8	1.60%
Restaurants						
Full-Service Restaurants	82.2	90%	12.8	100%	95.1	0.39%
Limited-Service Restaurants	14.6	93%	9.7	100%	24.2	0.10%
Subtotal	96.8	90%	22.5	100%	119.3	0.49%
Transportation & Other						
Transportation Services	54.4	86%	0.1	100%	54.5	0.22%
Fracking Sand Mining	26.6	61%	-	-	26.6	0.11%
Subtotal	81.0	76%	0.1	1%	81.1	0.33%
Total	$ 1,200.6	72%	$ 985.7	87%	$ 2,186.3	8.97%

[1] As of 3/31/2020.
[2] C&BL excludes grocers, convenience stores, vehicle dealers, auto parts and tire dealers, direct and mail order retailers, and building material dealers; CRE excludes properties primarily anchored by grocers, self-storage facilities, and vehicle dealers.
[3] Includes Permian, South Texas & Eagle Ford, and East Texas/North LA/AR.

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LOAN VINTAGE1 Total portfolio is 98% pass rated as of the end of 1Q 2020 ($ in billions) 20202 2019 2018 2017 2016 Prior $2.9 $2.2 $2.0 Commercial & 97% of C&BL loans are Pass $1.1 rated Business Lending $0.6 $0.8 $2.0 Commercial Real $1.3 97% of CRE loans are Pass Estate $0.9 rated $0.5 $0.5 $0.4 $2.5 $1.8 $1.3 $1.5 $1.3 99% of Consumer loans are Consumer $0.9 Pass rated 9 1 Loan originations for the year or years indicated. 2 2020 vintage bucket also includes revolving credit line balances.

COVID-19 RELIEF Our COVID-19 Relief Program is helping our customers overcome challenges related to the pandemic Loan Deferrals & Modifications1 Distribution of Deferred and Modified loans1 Loan Deferrals $1.7 billion (3,474 loans) including: . Commercial Real Estate – $591 million (70 loans) Corporate CRE – $75 million (146 loans) Regional/Business Banking ▪ Commercial & Business Lending – $203 million (88 loans) Corporate Banking Residential/ CRE 40% – $59 million (346 loans) Business Banking Consumer2 44% ▪ $742 million (2,824 loans) of residential mortgage and consumer loans2 C&BL Fee Waivers 16% ▪ Our COVID -19 Relief Program has refunded or waived approximately $1,030,000 in fees for consumers and small businesses through May 31th. 1 Includes approved and completed modifications as of May 31, 2020. 10 2 We have also approved deferrals on $434 million of loans in our mortgage portfolio serviced for others, representing approximately 5.0% of that portfolio.

CECL UPDATE We adopted CECL as of January 1, 2020 and finished the first quarter with ACLL2 covering 1.62% of loans CECL Adopted in 1Q 2020 Loan Allowance Walkforward ($ in millions) ▪ Allowance for credit losses on loans (ACLL) increased $171 million, or 76%, at the end of 1Q 2020 from 4Q 2019 ▪ Assumptions based on Moody's Baseline scenarios (as of January 1st and March 27th) ▪ Net, after-tax, reduction in equity of $98 million ▪ Increase over previous CECL guidance due to additional probable TDR loans ACLL1 Day 1 CECL Net 1Q ACLL2 ACLL2 / Loan Category 12/31/19 Adoption2 Res. Build2 3/31/20 Loans Commercial and business lending - excluding oil & gas$ 100,594 $ (8,390) $ 29,581 $ 121,785 1.35% Commercial loans - oil & gas 13,226 55,460 8,870 77,557 16.63% Commercial real estate lending 73,490 28,101 6,643 108,235 1.94% Total Consumer 35,968 55,975 (5,450) 86,493 0.93% Total $ 223,278 $ 131,147 $ 39,643 $ 394,069 1.62% ($ in thousands) 1 Includes ALLL and the allowance for unfunded commitments. 11 2 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities.

CREDIT QUALITY – QUARTERLY TRENDS Reserve builds on key commercial exposures and oil and gas while credit metrics remain fairly stable Potential Problem Loans1 Nonaccrual Loans1 ($ in millions) ($ in millions) $156 $167 $241 $234 $137 $27 $129 $118 $166 $161 $67 $51 $63 $29 $4 $133 $36 $23 $43 $215 $32 $161 $167 $105 $104 $93 $95 $109 $101 $118 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 Oil and gas All other loans Oil and gas All other loans Net Charge Offs ACLL2 to Total Loans / Oil and gas loans ($ in millions) 16.63% $20 $17 $13 $14 $7 $9 1.59% 3.87% 3.83% $10 $21 $10 2.69% $4 1.10% 1.62% $8 1.13% 1.04% 0.98% $4 $4 $4 1Q 2019 2Q 2019 3Q 20193 4Q 2019 1Q 2020 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 Oil and gas All other loans Oil and gas ACLL / Oil and gas Loans ACLL / loans 1 At period end. 12 2 ACLL figure does not include ~$61,000 for HTM securities in 1Q20. 3 3Q 2019 included a net recovery of $1 million for all other loans.

DEPOSIT PORTFOLIO TRENDS Increased low cost deposits while reducing high cost non-core funding Average Quarterly Deposits EOP Funding Change (3/31/20 to 5/31/20) ($ in billions) 2016 – 2020 ($ in millions) Noninterest-bearing CAGR $1,146 demand $23.7 $24.6 $24.3 PPP Funding $995 $21.5 $20.6 $5.0 $5.1 $5.5 2% Savings $290 $5.0 $5.0 $4.7 $4.5 $5.3 16% Money market $102 $3.8 $3.0 $2.1 $1.7 $(139) Network transaction $1.4 $1.5 $2.9 20% deposits $7.4 $(199) Time deposits $6.3 $6.0 $7.2 $6.5 $(341) Interest-bearing demand $1.6 $1.6 $2.7 $3.1 $2.6 $3.4 $3.6 $(555) FHLB Advances $2.4 $2.2 $1.4 1Q 2016 1Q 2017 1Q 2018 1Q 2019 1Q 2020 Noninterest-bearing demand Savings Time deposits Interest-bearing demand Money market Network transaction deposits 13

INVESTMENT SECURITIES PORTFOLIO TRENDS Investment portfolio balances targeted at ~15% of assets1 through 2020 Portfolio2 and Yield Trends (Quarterly) Investments3 / Total Assets4 ($ in billions) 3.74% 3.77% 3.78% 3.79% 3.77% 21% 21% 20% 2.34% 2.36% 2.33% 2.32% 2.34% 16% $6.8 $6.5 $6.0 $1.8 $5.6 $5.4 1Q 2017 1Q 2018 1Q 2019 1Q 2020 $1.9 $1.9 $1.9 $2.0 Portfolio Fair Value Composition3 Agency Agency $5.0 $4.5 CMBS MBS $4.0 30% $3.6 $3.5 5% ABS Municipals 7% 39% Agency 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 CMOs Other 19% <1% Tax-exempt securities Taxable securities 1 Excluding PPP loans. 2 Average balances. 14 3 Includes held to maturity, available for sale, equity securities, and FHLB and FRB stock. 4 Period-end balances.

NET INTEREST INCOME AND YIELDS — QUARTERLY TRENDS Lower deposit costs have helped stabilize net interest margin Net Interest Income and Net Interest Margin Average Yields ($ in millions) 5.19% 4.92% 2.90% 2.88% 4.55% 2.81% 2.83% 2.84% 4.34% 4.79% 4.49% 3.85% 4.13% 3.39% $216 $214 $206 3.47% $200 $203 3.29% 3.27% 3.33% 3.03% 2.89% 2.82% 2.83% 2.86% 2.86% 2.59% 1.54% 1.44% 1.23% 1.06% 1.35% 1.23% 0.61% 0.98% 0.79% 0.29% 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 2019 3Q 2019 4Q 2019 1Q 2020 2Q 20201 Commercial real estate loans Investments and other Net interest income 2Q 2020 Net interest margin NIM1 ~2.58% Commercial and business Total interest-bearing lending loans liabilities Total residential mortgage Total interest- 1 Quarter-to-date through May 31,2020. loans bearing deposits 15

GROWING AND DIVERSIFIED BUSINESS MODEL Mortgage banking was strong during the quarter partially offset by MSR impairment Noninterest Income Gross Mortgage Banking Income ($ in millions) ($ in millions) $15 $(9) $6 $98 $5 $5 $5 $(1) $91 $6 $90 $4 $5 $5 $6 $83 $80 1Q 2016 1Q 2017 1Q 2018 1Q 2019 1Q 2020 Mortgage banking, net MSR Impairment Capital Markets, Net ($ in millions) $73 $74 $73 $8 $65 $67 $5 $4 $4 $3 1Q 2016 1Q 2017 1Q 2018 1Q 2019 1Q 2020 1Q 2016 1Q 2017 1Q 2018 1Q 2019 1Q 2020 Fee-based revenue1 Other 1 A non-GAAP financial measure, fee-based revenue is the sum of insurance commissions and fees, wealth management fees, service charges and deposit account 16 fees, card-based fees, and other fee-based revenue. Please refer to the appendix for a reconciliation of fee-based revenue to total noninterest income.

NONINTEREST EXPENSE TRENDS We continue to stay disciplined with expenses and are seeing the benefits of the 4Q 2019 restructuring Noninterest Expense Business Development and Advertising ($ in millions) ($ in millions) $201 $204 $198 $8 $192 $2 $1 $192 $8 $4 $7 $1 $2 $7 $6 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 $1 $0 $4 Noninterest Expense2 / Average Assets 2.51% 2.40% 2.33% 2.37% 2.37% $120 $122 $123 $117 $114 2.31% 2.31% 2.39% 2.45% 2.35% 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 1Q 2019 2Q 2019 3Q 2019 4Q 2019 1Q 2020 Adjusted personnel expense1 Other Adjusted noninterest Noninterest expense / Severance Acquisition related costs expense3 / average assets average assets 1 A non-GAAP financial measure, adjusted personnel expense excludes restructuring related costs. Please refer to the appendix for a reconciliation of personnel expense to adjusted personnel expense. 2 Annualized 17 3 A non-GAAP financial measure, adjusted noninterest expense excludes acquisition and restructuring related costs. Please refer to the appendix for a reconciliation of noninterest expense to adjusted noninterest expense.

ENHANCING OUR DIGITAL PLATFORMS

Delivered significant customer-facing enhancements in 2019; optimizing recent initiatives in 2020

Banking Services Are Current Focus



Innovation has so far focused on

- Unbundling of banking services
- Improving the front end for customers

Banking Infrastructure Is Future Focus



- Infrastructure has been largely untouched by fintech startups due to high entry barriers
- Reinventing banking rails may be next wave of innovation as cloud computing and "banking as a service" takes hold

ASB Fintech Initiatives in 2019 - 2020

Partner	Application	Status/Timing	
Zelle	Person-to-person (P2P) payments	✓	1Q19
uOpen	Online deposit acct opening upgrade	✓	1Q19
Origenate	Digital consumer loan application	✓	1Q19
Entrust Datacard	Contactless debit cards	✓	2Q19
timetrade	Digital appointment scheduling	✓	3Q19
blend	Digital mortgage loan application	✓	3Q19
Elan	Mobile credit card information	✓	3Q19
NCR	Next generation ATMs (60)	✓	4Q19
FUNDATION	Digital business loan application	✓	4Q19
PLAID	Online deposit acct opening upgrade	✓	2Q20
fiserv.	Debit card fraud SMS alerts	●	2Q20
NCR	Next generation ATMs (83)	●	2020
DocuSign	Digital signatures in branches	●	2020
fiserv.	Online, mobile, core systems	●	Ongoing

● = Expected roll out

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CUSTOMER ACTIVITY UPDATE Average Daily Branch Average Monthly Mobile Average Daily Customer Activity1 Banking Sessions Per User2 Care Calls3 April branch activity ...as our customers ramped ...and call volume grew 32% declined 15% from January... up mobile sessions by as we increasingly interacted 163%... with customers through non-branch channels 5.5 30 34 4.8 4.7 29 4.2 18 27 15 26 13 1 Average daily branch transactions displayed in thousands. 2 Average monthly sessions per active mobile consumer user. 19 3 Average daily call center calls displayed in thousands; February volume was elevated due to the Staunton acquisition.

CAPITAL PRIORITIES Committed to a consistent capital management philosophy 2with rigorous capital discipline Quarterly $22.1 $23.1 $23.3 Funding Average Loans $20.1 ($ in billions) $18.9 1. Organic Highest Priority Growth 1Q16 1Q17 1Q18 1Q19 1Q20 Quarterly $0.17 $0.18 Commitment $0.15 Paying a Dividends $0.11 $0.12 30%-40% 2. Competitive dividend payout Dividend ratio 1Q16 1Q17 1Q18 1Q19 1Q20 Opportunistic, . Bank Mutual (45% cost savings) Investing 3. in-market, efficiency . Huntington WI Branch Acq. (45% cost savings) Externally driven acquisitions . First Staunton Bancshares (35% expected cost savings) Share Targeted TCE Ratio1 Repurchases $240 $177 Repurchasing maintenance of pro forma ($ in millions) 4. 1 $93 $71 Shares TCE ratio for ABRC $20 $37 >7% sale ~7.5% 2015 2016 2017 2018 2019 1Q20 2 1 The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. The TCE ratio is a non-GAAP financial measure and has been included as it is considered to be a critical metric used to analyze and evaluate financial condition and capital strength. Please refer to the appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 2 Share repurchase program suspended on March 13, 2020. 20

STRONG CAPITAL POSITION

Highlights

- Strong asset growth and the First Staunton acquisition moderated capital ratios during 1Q 2020
- Election to utilize modified CECL transition mitigated CECL impact to regulatory capital; CECL negatively impacted TCE ratio
- Expect CET1 ratio to grow over balance of 2020
- Regulatory capital ratios not expected to be impacted by PPP
- ABRC sale expected to improve TCE ratio[3] by ~60 bps

Regulatory Capital Ratios as of 3/31/20



Common Equity Tier 1 Capital
4.50%
4.86%
9.36%
Tier 1 Capital
6.00%
4.35%
10.35%
Total Capital
8.00%
4.56%
12.56%
Regulatory minimums
Buffer

Capital Ratio Walkdowns[1]



Common Equity Tier 1 Ratio[2]
10.21%
0.05%
(0.23)%
(0.47)%
(0.41)%
0.21%
9.36%
Tangible Common Equity Ratio[3]
7.71%
(0.32)%
(0.19)%
(0.26)%
(0.32)%
0.28%
6.90%
4Q 2019
CECL
Staunton Acquisition
Loan Growth
Capital Distributions
Earnings, AOCI & Other
1Q 2020

[1] Capital distributions include share repurchases and common stock dividends.
[2] CET1 CECL adoption impact includes modified transition amount.
[3] Tangible common equity / tangible assets. This is a non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

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ON MAY 4, 2020 ASB AGREED TO SELL ASSOCIATED BENEFITS AND RISK CONSULTING ("ABRC")

Overview of ABRC

- Top 40 insurance broker in the United States, providing employee benefits, retirement plans, compliance, business insurance, risk management and individual insurance solutions

1997 Entered Line of Business[1]	**36th** Largest Broker in the U.S.[2]	**3rd** Largest Bank-Owned Broker in the U.S.[2]
~$89mm LTM Revenue[3]	**~$15mm** LTM Net Income[3]	**~400** Employees

Office Footprint


13 Office Locations
MN
WI
Minnetonka
Rochester
Eau Claire
La Crosse
Wausau
Madison
Kimberly
Green Bay
Neenah
Manitowoc
Sheboygan
Brookfield
Milwaukee

Revenue Mix


Other 2%
RIA 3%
Property & Casualty 31%
Employee Benefits 64%

LTM Revenue: $89mm[3]

Strategic Rationale

✓ **Timely monetization of strategic investment**
- Realization of significant premium for contributed ABRC earnings
- Attractive valuation vis-à-vis long-term and current bank industry trading levels

✓ **Focus on core banking franchise**
- Reallocation of resources to provide greatest value for stakeholders
- Support ongoing and new investments throughout the bank

✓ **Aligned with stated capital priorities**
- Increases capacity to fund organic growth
- Longer-term flexibility to deploy according to capital management philosophy

✓ **Provides flexibility during COVID-19 uncertainly**
- Bolsters ability to support customers, colleagues, and communities

[1] Associated Bank entered the insurance market in 1997 with the acquisition of Wisconsin Insurance Management agency in Waukesha, Wisconsin, as part of its acquisition of First Financial Bank.
[2] 2019 Business Insurance rankings pro forma for pending mergers and acquisitions of Aon/Willis, EPIC/Prime Risk and MMC/Assurance.
[3] Reflects approximate pro forma revenue and net income of transferred entity as of LTM ended 3/31/2020.

22

BENEFITS FOR OUR STAKEHOLDERS ABRC  Enhanced Resources: greater breadth of insurance expertise in many specialized areas Customer Benefits  Continuity: current team of talented ABRC colleagues continuing to work on behalf of clients  ABRC Colleagues: all will receive employment offers and will benefit from increased growth Colleague opportunities with a larger insurance focused organization Benefits  ASB Colleagues: expanded resources to support growth in core banking activities  Immediate Benefit: accretive to capital, tangible book value per share, liquidity, and efficiency Shareholder  Return on Investment: unlocks a meaningful return on a 20+ year investment Benefits  Low Risk Transaction: cash consideration from large, credible insurance agency which has successfully integrated hundreds of acquisitions including >10 bank-owned agencies 23

ECONOMICS OF THE SALE ARE VERY ATTRACTIVE TO ASB, REFLECTING ABRC'S PREMIUM FRANCHISE VALUE

Transaction Terms

Buyer	USI®
Purchase Price	$266 million[1] — 3x multiple of LTM revenue[2] — 18x multiple of LTM net income[2]
Consideration	100% cash
Required Approvals	Antitrust clearance under HSR Act was obtained on May 26, 2020
Anticipated Closing	June 30, 2020

Financially Attractive

✓ **Yields substantial proceeds and ROI**
- ~$111mm after-tax gain
- >20% IRR on investment in ABRC

✓ **Strengthens capital base**
- Eliminates $99mm of goodwill and other intangible assets
- Increases tangible common equity by ~$210mm
- Increases TBVPS by ~$1.37 or 9%
- Increases TCE / TA by ~60bps to 7.5%

✓ **Improves long-term efficiency trends**
- Pro forma efficiency ratio ~1% lower

✓ **Positioned to drive future growth**
- Redeployment of capital expected to offset lost earnings and benefit EPS over time

Note: Reconciliation and definitions of non-GAAP items for further detail.
[1] Paid at closing and subject to customary adjustments.
[2] Reflects pro forma revenue and net income of transferred entity as of LTM ended 3/31/2020.

24

2020 OUTLOOK We are withdrawing our prior guidance due to extraordinary economic uncertainty. We expect to update our guidance as conditions become more clear. ▪ Maintain loan to deposit ratio ▪ Anticipate noninterest expense under 100%, excluding PPP run rate to be flat from Q1 through the remainder of 2020 ▪ Target investments / total assets Balance Sheet Expense ratio of 15%, excluding PPP ▪ Effective tax rate of 18% to 20% Management Management ▪ Mortgage banking expected to ▪ Share repurchase program will remain solid due to elevated remain suspended until economic refinancing conditions improve and stabilize ▪ Anticipate lower service charges ▪ Expect capital to build over the and other fee-based revenue due Capital & balance of the year. Fee to our COVID-19 Relief Program Credit ▪ Provision expected to adjust with Businesses ▪ Expect lower wealth Management changes to risk grade, other management fees resulting from indications of credit quality, and weak market conditions for loan volume assets under management ▪ Insurance revenue to fall away in the back half of the year 25

WELL PREPARED FOR CHALLENGES AHEAD We remain customer focused while maintaining discipline in our management approach ▪ We remain ready to help our ▪ Our underwriting has been and customers meet their capital and remains conservative liquidity needs ▪ Well reserved with ACLL to loan Commitment ▪ Banking functions have ratio of 1.62% at the end of 1Q 20 to Customers transitioned seamlessly to our Strong Credit and online and mobile platforms Position ▪ 1Q credit metrics in line with Communities historic levels ▪ We continue to support our colleagues volunteering safely ▪ Closely monitoring key and responsibly commercial loan exposures ▪ Loan to deposit ratio of 95% ▪ Regulatory capital ratios remain strong at quarter end ▪ 1Q saw strong build in low cost deposit categories. ▪ We expect to build capital organically throughout the year Substantial ▪ Q2 deposit inflows continue Well Liquidity Capitalized ▪ Share repurchases suspended ▪ Ample liquidity available from for the year funding sources ▪ Sale of ABRC expected to add to capital levels during the back half of the year 26

APPENDIX

COMMUNITY, DIVERSITY & SUSTAINABILITY We remain committed to initiatives to improve our communities, promote diversity and enhance sustainability Nearly $1.2 billion1 in credit $3.6 million1 in grants to support commitments to support wind, CRA programing at various nonprofit hydroelectric and solar projects organizations since 2012 Provided Diversity & Inclusion 67,000 volunteer hours logged, training for all colleagues and with a value of $1.7 million1 specialized unconscious bias and management training to more than 240 leaders in 2018 LED lighting yielded nearly $832 million1 in loans helping $700,000 in annual savings1 low- to moderate-income (LMI) and versus 2015 baseline minority families attain home ownership 43% of employees1 participate in 2020 Women on Boards 6 Colleague Resource Groups 2014-2019 | Winning “W” Company acting to address the unique needs of Associated’s diverse workforce 1 As of or for the year ended December 31, 2019. 28

LOAN STRATIFICATION OUTSTANDINGS AS OF MARCH 31, 2020 C&BL by Geography Total Loans1 CRE by Geography $9.5 billion $5.6 billion Minnesota 6% Illinois Illinois Minnesota 16% Illinois 17% 10% 26% Texas3 9% Minnesota Other Wisconsin 10% Midwest2 23% Other Wisconsin Wisconsin 27% 22% Midwest2 28% Other 11% Midwest2 13% Other 35% Other Other 18% Texas 17% Texas 5% 7% C&BL by Industry Oil and Gas Lending4 CRE by Property Type $9.5 billion $466 million $5.6 billion East Texas North South Texas Louisiana Power & Utilities Retail & Eagle Arkansas 17% Real Estate 17% Ford 15% 15% 13% Office / Mixed Use Permian Manufacturing & Oil & Gas 21% Wholesale Trade 6% 26% Rockies Multi-Family 19% 11% 32% Finance & Industrial Insurance 15% 15% Marcellus Bakken Utica 4% Appalachia 11% Other 1-4 Family Gulf Shallow Mid- 7% Construction 5% 5% 1 Excludes $347 million Other consumer portfolio. Other Continent Hotel / Motel (primarily 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. (Onshore 4% OK & KS) 29 3 Principally reflects the oil and gas portfolio. Lower 48) 7% 4 Chart based on commitments of $714 million. 8%

RECONCILIATION AND DEFINITIONS OF NON-GAAP ITEMS ($ IN MILLIONS)

Adjusted Noninterest Expense Reconcilation[1]	1Q19	2Q19	3Q19	4Q19	1Q20
Noninterest expense	$192	$198	$201	$204	$192
Acquisition related costs	1	4	2	1	2
Severance	0	1	0	4	0
Adjusted noninterest expense	$191	$193	$199	$199	$191

Fee-based Revenue[1]	1Q16	1Q17	1Q18	1Q19	1Q20
Insurance commissions and fees	$21	$22	$23	$25	$23
Wealth management fees	15	16	21	20	21
Service charges and deposit account fees	16	16	16	15	15
Card-based fees and other fee-based revenue	12	12	13	13	14
Fee-based revenue	$65	$67	$73	$74	$73
Other	18	13	17	17	26
Total noninterest income	$83	$80	$90	$91	$98

Adjusted Personnel Expense Reconciliation[1]	1Q19	2Q19	3Q19	4Q19	1Q20
Personnel expense	$120	$123	$123	$121	$114
Severance	0	1	0	4	0
Adjusted personnel expense	$120	$122	$123	$117	$114

Tangible Common Equity and Tangible Assets Reconciliation[2]	4Q19	1Q20
Common equity	$3,665	$3,534
Goodwill and other intangible assets, net	(1,265)	(1,284)
Tangible common equity	$2,401	$2,250
Total assets	$32,386	$33,908
Goodwill and other intangible assets, net	(1,265)	(1,284)
Tangible assets	$31,122	$32,624

[1] This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods.

[2] The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

30

RECONCILIATION AND DEFINITIONS OF NON-GAAP ITEMS Tangible Common Equity Reconciliation1 ($ in millions) 2020 Q1 Common equity $3,534 Goodwill and other intangible assets, net (1,284) Tangible common equity $2,250 Estimated after-tax gain on sale of ABRC 111 Pro forma ABRC goodwill and intangibles released, net 99 Pro forma adjusted tangible common equity $2,460 Tangible Assets Reconciliation1 ($ in millions) 2020 Q1 Total assets $33,908 Goodwill and other intangible assets, net (1,284) Tangible assets $32,624 Pro forma change in total assets from transaction 151 Pro forma ABRC goodwill and intangibles released, net 99 Pro forma adjusted tangible assets $32,875 Tangible Common Equity / Tangible Assets Reconciliation1, 2 ($ in millions) 2020 Q1 Tangible common equity $2,250 Tangible assets 32,624 Tangible common equity / tangible assets 6.90% Pro forma adjusted tangible common equity $2,460 Pro forma adjusted tangible assets 32,875 Pro forma adjusted tangible common equity / tangible assets 7.48% Pro forma change in tangible common equity / tangible assets 0.59% 1 This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of results and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods. 31 2 The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

RECONCILIATION AND DEFINITIONS OF NON-GAAP ITEMS Tangible Book Value Per Share Reconciliation ($ in millions, except per share) 2020 Q1 Tangible common equity $2,250 Shares outstanding, end of period (000’s) 153,690 Tangible book value per share $14.64 Pro forma adjusted tangible common equity $2,460 Shares outstanding, end of period (000’s) 153,690 Pro forma adjusted tangible book value per share $16.01 Pro forma change in tangible book value per share - $ $1.37 Pro forma change in tangible book value per share - % 9.34% Pro Forma Pro forma EPS Impact1 Sale Pro Forma ($ in millions, except per share) ASB Adjustment ASB LTM noninterest income $388 ($89) $299 LTM net income available to common $271 ($15) $256 LTM diluted EPS $1.70 ($0.10) $1.60 LTM average diluted shares (000’s) 159,540 159,540 159,540 32 1 Reflects approximate pro forma revenue and net income of transferred entity as of LTM ended 3/31/2020.